Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	April 21, 2022		574-235-2000

1st Source Corporation Reports First Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $27.39 million for the quarter, down $715,000 or 2.54% from the first quarter of 2021. Diluted net income per common share was $1.10, equal to the prior year’s first quarter of $1.10.
•Cash dividend of $0.31 per common share was approved, up 3.33% from the $0.30 per common share declared a year ago.
•Small Business Administration (SBA) forgiveness and customer pay downs of Paycheck Protection Program (PPP) loans amounted to approximately $36.61 million during the quarter which contributed to the recognition of $1.47 million in PPP-related loan fees in the quarter down from $132.91 million in forgiveness and $3.98 million in fees in the first quarter of 2021.
•Average loans and leases net PPP loans grew $68.82 million, up 1.32% from December 31, 2021 and $185.66 million, up 3.65% from March 31, 2021.
•Mortgage banking income was $1.38 million, down $2.52 million, or 64.70% from the first quarter a year ago. Demand for mortgages declined as refinancing slowed and inventory of homes for sale remains low.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported quarterly net income of $27.39 million for the first quarter of 2022, down 2.54% from the $28.11 million reported in the first quarter a year ago. Diluted net income per common share for the first quarter of 2022 and 2021 was $1.10.
At its April 2022 meeting, the Board of Directors approved a cash dividend of $0.31 per common share, up 3.33% from the $0.30 per common share declared a year ago. The cash dividend is payable to shareholders of record on May 3, 2022 and will be paid on May 13, 2022.
Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased with our financial performance during the quarter. Average loans grew $185.66 million or 3.65% net of Paycheck Protection Program (PPP) loans from the first quarter last year. We continue to help clients finalize the forgiveness process with the SBA and plan to work through the remaining balances in the second quarter. The expected reduction in PPP loan fees and mortgage income had the largest impact on our net income results. After adjusting for the impact of PPP loans, our first quarter 2022 net interest margin increased 17 basis points from the fourth quarter of 2021 while maintaining stable loan and lease quality. We are hopeful that the Federal Reserve can successfully decelerate runaway inflation through prudent monetary policy as we move further into 2022 and beyond.

“We were thrilled to learn during the first quarter that Forbes had named 1st Source among ‘America’s Best Midsize Employers’ for the second consecutive year. The list consists of 500 companies with 1,000 employees or more. This ranking was compiled via a survey in partnership with Statista. Sixty thousand participants were asked to rate, on a scale of zero to 10, their willingness to recommend their employer to others. Respondents were also asked to rate their companies on factors such as working conditions, development opportunities and compensation. It’s long been our goal to provide a values-based workplace and culture that uplifts and encourages every team member. We hope that our colleagues are proud to be part of that culture, and the achievement of being named among the top midsize employers in the country once again lets us know our efforts are making a difference.
“Clearly, the past two years have proven to be difficult as we all faced, and continue to face, the challenges of the COVID-19 pandemic. We’ve worked hard to keep our 1st Source family healthy while providing our clients with the exceptional quality service they expected from us. We were recently able to relax our masking and gathering protocols following the CDC’s recent guideline changes and the overall high inoculation rate among our team, and our colleagues have enjoyed interacting with each other, our clients and our communities more freely as of late. As always, we will continue to monitor the information available to us and make decisions with the best interests of all those we interact with in mind, but it has been nice to get back to a sense of normalcy in how we conduct business,” Mr. Murphy concluded.
FIRST QUARTER 2022 FINANCIAL RESULTS
Loans
First quarter average loans and leases of $5.32 billion increased $185.66 million, up 3.65% net of PPP loans from the year ago quarter and increased $68.82 million, up 1.32% net of PPP loans from the previous quarter. PPP forgiveness and customer payments totaled $36.61 million in the first quarter of 2022. PPP loans of $37.94 million remained outstanding which is net of $1.24 million in unearned fees as of March 31, 2022. The aircraft, auto and light truck and construction equipment portfolios all grew in the first quarter of 2022 compared to the first quarter of 2021 and the previous quarter.
Deposits
Average deposits of $6.62 billion grew $636.40 million for the quarter ended March 31, 2022, up 10.64% from the year ago quarter and decreased $83.71 million, down 1.25% from the previous quarter. Deposit growth over the last year came from all areas - business, consumer and public fund deposits while brokered deposits have declined over the year.
Net Interest Income and Net Interest Margin
First quarter 2022 tax-equivalent net interest income of $59.73 million increased $2.19 million, or 3.81% from the first quarter a year ago and decreased $0.45 million, or 0.75% from the fourth quarter of 2021. We recognized $1.47 million in PPP loan fees during the first quarter of 2022 compared to $3.98 million in the first quarter of 2021.

First quarter 2022 net interest margin was 3.17%, a decrease of 18 basis points from the 3.35% for the same period in 2021 and an increase of eight basis points from the previous quarter. On a fully tax-equivalent basis, first quarter 2022 net interest margin was 3.18%, a decrease of 17 basis points from the 3.35% for the same period in 2021 and was higher by nine basis points compared to the previous quarter. Fees for PPP loans had a positive impact on the net interest margin of six basis points for the current quarter compared to a positive impact of 10 basis points in the same period a year ago. Additionally, lower interest expense on mandatorily redeemable securities due to book value adjustments had a positive six basis point impact on the net interest margin during the first quarter of 2022.
During the prior quarter, PPP loans had a positive impact on the net interest margin of 16 basis points, and we recognized $3.58 million in PPP loan fees during that quarter. Although the margin continues to experience pressure from the low interest rate environment, the Federal Reserve’s 25 basis point interest rate increase during the quarter and its signaling of additional rate increases throughout the remainder of 2022 could contribute to some relief.
Noninterest Income
First quarter 2022 noninterest income of $23.15 million decreased $2.72 million, or 10.53% from the first quarter a year ago and decreased $0.68 million, or 2.87% from the fourth quarter of 2021.
Noninterest income was lower compared to the first quarter a year ago mainly from reduced mortgage banking income resulting from a lower balance of loans originated and sold in the secondary market as well as a lower margin recognized on those loans. Equipment rental income continued to shrink as demand for leases declined. This was offset by higher trust and wealth advisory fees and a rise in service charges on deposit accounts.
The decrease in noninterest income from the prior quarter was mainly due to decreased mortgage banking income as described above, reduced debit card income and lower equipment rental income offset by increased insurance commissions due to seasonal contingent commissions received and higher partnership investment gains.
Noninterest Expense
First quarter 2022 noninterest expense of $45.34 million increased $1.20 million, or 2.71% from the first quarter a year ago and decreased $3.41 million, or 7.00% from the prior quarter.
The increase in noninterest expense from the first quarter a year ago was mainly the result of a higher loan loss provision for unfunded loan commitments, higher business development costs tied to fewer COVID-19 restrictions and increased data processing charges offset by decreased leased equipment depreciation as the average equipment rental portfolio continues to decline.
The decrease in noninterest expense from the prior quarter was primarily the result of lower salaries and wages due to a one-time special COVID-19 vaccination reward in the prior quarter, reduced commission compensation, and decreased legal and professional consulting fees offset by an increased loan loss provision for unfunded loan commitments, higher snow removal costs due to seasonal weather conditions and increased data processing.

Credit
The allowance for loan and lease losses as of March 31, 2022 was 2.41% of total loans and leases compared to 2.38% at December 31, 2021 and 2.53% at March 31, 2021. The allowance calculation includes PPP loans which are guaranteed by the SBA. Excluding these loans from the calculation results in an allowance of 2.43% at March 31, 2022, compared to 2.42% at December 31, 2021 and 2.74% at March 31, 2021. Net recoveries of $0.23 million were recorded for the first quarter of 2022 compared with net charge-offs of $3.50 million in the same quarter a year ago and $5.15 million of net charge-offs in the prior quarter. The majority of recoveries during the quarter were related to the aircraft portfolio.
The provision for credit losses was $2.23 million for the first quarter of 2022, a decrease of $0.17 million compared with the same period in 2021 and an increase of $3.35 million from the previous quarter. The ratio of nonperforming assets to loans and leases was 0.66% as of March 31, 2022, compared to 0.77% on December 31, 2021 and 1.12% on March 31, 2021. Excluding PPP loans, the ratio of non-performing assets to loans and leases was 0.67% at March 31, 2022, 0.78% at December 31, 2021 and 1.22% at March 31, 2021. While nonperforming assets showed improvement during the quarter, the allowance for loan and lease losses increased at March 31, 2022 due to economic uncertainty stemming from the war in Ukraine, inflationary pressures and prolonged supply chain disruptions.
Capital
As of March 31, 2022, the common equity-to-assets ratio was 10.79%, compared to 11.32% at December 31, 2021 and 11.87% a year ago. The tangible common equity-to-tangible assets ratio was 9.85% at March 31, 2022 compared to 10.39% at December 31, 2021 and 10.87% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 13.88% at March 31, 2022 compared to 13.72% at December 31, 2021 and 13.43% a year ago. During the first quarter of 2022, 45,419 shares were repurchased for treasury reducing common shareholders’ equity by $2.18 million.
Book value per share declined to $34.97 primarily due to non-credit-related, negative market value adjustments to our investment securities available-for-sale portfolio during the quarter. Market value adjustments were the result of changes in interest rates, market spreads and market conditions subsequent to purchase.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 79 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations and 10 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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1st SOURCE CORPORATION
1st QUARTER 2022 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
AVERAGE BALANCES
Assets	$8,008,738	$8,111,055	$7,350,413
Earning assets	7,620,248	7,715,838	6,960,551
Investments	1,887,055	1,715,227	1,230,977
Loans and leases	5,324,344	5,311,964	5,499,009
Deposits	6,616,869	6,700,575	5,980,471
Interest bearing liabilities	4,913,453	4,959,322	4,577,664
Common shareholders’ equity	910,793	918,950	894,553
Total equity	964,156	966,063	938,451
INCOME STATEMENT DATA
Net interest income	$59,618	$60,067	$57,412
Net interest income - FTE(1)	59,726	60,176	57,533
Provision (recovery of provision) for credit losses	2,233	(1,117)	2,398
Noninterest income	23,145	23,828	25,869
Noninterest expense	45,336	48,746	44,140
Net income	27,401	27,735	28,106
Net income available to common shareholders	27,390	27,723	28,105
PER SHARE DATA
Basic net income per common share	$1.10	$1.11	$1.10
Diluted net income per common share	1.10	1.11	1.10
Common cash dividends declared	0.31	0.31	0.29
Book value per common share(2)	34.97	37.04	35.27
Tangible book value per common share(1)	31.57	33.64	31.95
Market value - High	52.70	51.20	50.38
Market value - Low	45.78	45.91	38.73
Basic weighted average common shares outstanding	24,743,790	24,775,288	25,320,930
Diluted weighted average common shares outstanding	24,743,790	24,775,288	25,320,930
KEY RATIOS
Return on average assets	1.39%	1.36%	1.55%
Return on average common shareholders’ equity	12.20	11.97	12.74
Average common shareholders’ equity to average assets	11.37	11.33	12.17
End of period tangible common equity to tangible assets(1)	9.85	10.39	10.87
Risk-based capital - Common Equity Tier 1(3)	13.88	13.72	13.43
Risk-based capital - Tier 1(3)	15.67	15.50	15.12
Risk-based capital - Total(3)	16.93	16.76	16.39
Net interest margin	3.17	3.09	3.35
Net interest margin - FTE(1)	3.18	3.09	3.35
Efficiency ratio: expense to revenue	54.78	58.10	53.00
Efficiency ratio: expense to revenue - adjusted(1)	53.29	56.60	50.99
Net charge offs to average loans and leases	(0.02)	0.38	0.26
Loan and lease loss allowance to loans and leases	2.41	2.38	2.53
Nonperforming assets to loans and leases	0.66	0.77	1.12

	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
END OF PERIOD BALANCES
Assets	$8,012,463	$8,096,289	$7,964,092	$7,718,694	$7,511,931
Loans and leases	5,394,003	5,346,214	5,358,797	5,483,045	5,523,085
Deposits	6,673,092	6,679,065	6,522,505	6,345,410	6,131,341
Allowance for loan and lease losses	129,959	127,492	133,755	136,361	139,550
Goodwill and intangible assets	83,921	83,926	83,931	83,937	83,942
Common shareholders’ equity	864,850	916,255	911,333	901,226	891,295
Total equity	919,470	969,464	956,397	945,457	935,759
ASSET QUALITY
Loans and leases past due 90 days or more	$274	$249	$96	$44	$66
Nonaccrual loans and leases	35,435	38,706	43,166	55,864	58,513
Other real estate	—	—	—	—	369
Repossessions	73	861	690	1,213	2,214
Equipment owned under operating leases	343	1,518	1,598	1,728	1,647
Total nonperforming assets	$36,125	$41,334	$45,550	$58,849	$62,809
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	March 31,	December 31,	September 30,	March 31,
	2022	2021	2021	2021
ASSETS
Cash and due from banks	$69,195	$54,420	$77,740	$69,683
Federal funds sold and interest bearing deposits with other banks	347,697	470,767	559,542	266,271
Investment securities available-for-sale	1,857,431	1,863,041	1,583,240	1,291,340
Other investments	25,538	27,189	27,189	27,429
Mortgages held for sale	4,757	13,284	34,594	9,351
Loans and leases, net of unearned discount:
Commercial and agricultural	869,093	918,712	1,005,849	1,238,708
Solar	337,485	348,302	303,995	296,124
Auto and light truck	629,780	603,775	605,258	552,676
Medium and heavy duty truck	255,277	259,740	248,604	268,636
Aircraft	957,040	898,401	900,077	873,770
Construction equipment	775,972	754,273	729,412	705,744
Commercial real estate	920,807	929,341	939,131	975,383
Residential real estate and home equity	510,537	500,590	492,893	486,156
Consumer	138,012	133,080	133,578	125,888
Total loans and leases	5,394,003	5,346,214	5,358,797	5,523,085
Allowance for loan and lease losses	(129,959)	(127,492)	(133,755)	(139,550)
Net loans and leases	5,264,044	5,218,722	5,225,042	5,383,535
Equipment owned under operating leases, net	41,792	48,433	51,478	61,395
Net premises and equipment	45,960	47,038	46,748	48,288
Goodwill and intangible assets	83,921	83,926	83,931	83,942
Accrued income and other assets	272,128	269,469	274,588	270,697
Total assets	$8,012,463	$8,096,289	$7,964,092	$7,511,931
LIABILITIES
Deposits:
Noninterest-bearing demand	$2,061,111	$2,052,981	$2,012,389	$1,833,116
Interest-bearing deposits:
Interest-bearing demand	2,430,979	2,455,580	2,358,512	2,068,382
Savings	1,328,981	1,286,367	1,214,088	1,148,823
Time	852,021	884,137	937,516	1,081,020
Total interest-bearing deposits	4,611,981	4,626,084	4,510,116	4,298,225
Total deposits	6,673,092	6,679,065	6,522,505	6,131,341
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	193,798	194,727	210,275	173,302
Other short-term borrowings	5,360	5,300	5,390	7,299
Total short-term borrowings	199,158	200,027	215,665	180,601
Long-term debt and mandatorily redeemable securities	69,563	71,251	81,301	81,722
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	92,416	117,718	129,460	123,744
Total liabilities	7,092,993	7,126,825	7,007,695	6,576,172
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at March 31, 2022, December 31, 2021, September 30, 2021, and March 31, 2021, respectively	436,538	436,538	436,538	436,538
Retained earnings	624,503	603,787	583,631	535,737
Cost of common stock in treasury (3,473,139, 3,466,162, 3,408,141, and 2,936,987 shares at March 31, 2022, December 31, 2021, September 30, 2021, and March 31, 2021, respectively)	(115,654)	(114,209)	(111,253)	(88,223)
Accumulated other comprehensive (loss) income	(80,537)	(9,861)	2,417	7,243
Total shareholders’ equity	864,850	916,255	911,333	891,295
Noncontrolling interests	54,620	53,209	45,064	44,464
Total equity	919,470	969,464	956,397	935,759
Total liabilities and equity	$8,012,463	$8,096,289	$7,964,092	$7,511,931

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Interest income:
Loans and leases	$55,208	$58,327	$57,864
Investment securities, taxable	6,344	5,091	3,988
Investment securities, tax-exempt	134	133	174
Other	363	430	266
Total interest income	62,049	63,981	62,292
Interest expense:
Deposits	2,376	2,624	3,526
Short-term borrowings	24	25	36
Subordinated notes	823	819	818
Long-term debt and mandatorily redeemable securities	(792)	446	500
Total interest expense	2,431	3,914	4,880
Net interest income	59,618	60,067	57,412
Provision (recovery of provision) for credit losses	2,233	(1,117)	2,398
Net interest income after provision for credit losses	57,385	61,184	55,014
Noninterest income:
Trust and wealth advisory	5,914	5,949	5,481
Service charges on deposit accounts	2,792	2,867	2,447
Debit card	4,194	4,619	4,182
Mortgage banking	1,377	1,913	3,901
Insurance commissions	1,905	1,549	2,152
Equipment rental	3,662	3,817	4,629
Gains on investment securities available-for-sale	—	—	—
Other	3,301	3,114	3,077
Total noninterest income	23,145	23,828	25,869
Noninterest expense:
Salaries and employee benefits	25,467	28,128	25,196
Net occupancy	2,811	2,624	2,719
Furniture and equipment	1,295	1,589	1,474
Data processing	5,208	5,026	4,984
Depreciation – leased equipment	3,015	3,132	3,773
Professional fees	1,608	3,102	1,613
FDIC and other insurance	850	844	665
Business development and marketing	1,268	1,200	997
Loan and lease collection and repossession	134	—	129
Other	3,680	3,101	2,590
Total noninterest expense	45,336	48,746	44,140
Income before income taxes	35,194	36,266	36,743
Income tax expense	7,793	8,531	8,637
Net income	27,401	27,735	28,106
Net (income) loss attributable to noncontrolling interests	(11)	(12)	(1)
Net income available to common shareholders	$27,390	$27,723	$28,105
Per common share:
Basic net income per common share	$1.10	$1.11	$1.10
Diluted net income per common share	$1.10	$1.11	$1.10
Cash dividends	$0.31	$0.31	$0.29
Basic weighted average common shares outstanding	24,743,790	24,775,288	25,320,930
Diluted weighted average common shares outstanding	24,743,790	24,775,288	25,320,930

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,857,557	$6,344	1.39%	$1,686,231	$5,091	1.20%	$1,193,583	$3,987	1.35%
Tax exempt(1)	29,498	165	2.27%	28,996	163	2.23%	37,394	214	2.32%
Mortgages held for sale	8,791	67	3.09%	28,693	188	2.60%	14,285	86	2.44%
Loans and leases, net of unearned discount(1)	5,324,344	55,218	4.21%	5,311,964	58,218	4.35%	5,499,009	57,860	4.27%
Other investments	400,058	363	0.37%	659,954	430	0.26%	216,280	266	0.50%
Total earning assets(1)	7,620,248	62,157	3.31%	7,715,838	64,090	3.30%	6,960,551	62,413	3.64%
Cash and due from banks	77,063			80,754			75,178
Allowance for loan and lease losses	(128,647)			(134,217)			(143,206)
Other assets	440,074			448,680			457,890
Total assets	$8,008,738			$8,111,055			$7,350,413

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,587,242	$2,376	0.21%	$4,628,802	$2,624	0.22%	$4,261,207	$3,526	0.34%
Short-term borrowings:
Securities sold under agreements to repurchase	192,108	23	0.05%	194,678	24	0.05%	169,180	35	0.08%
Other short-term borrowings	5,372	1	0.08%	5,474	1	0.07%	7,546	1	0.05%
Subordinated notes	58,764	823	5.68%	58,764	819	5.53%	58,764	818	5.65%
Long-term debt and mandatorily redeemable securities	69,967	(792)	(4.59)%	71,604	446	2.47%	80,967	500	2.50%
Total interest-bearing liabilities	4,913,453	2,431	0.20%	4,959,322	3,914	0.31%	4,577,664	4,880	0.43%
Noninterest-bearing deposits	2,029,627			2,071,773			1,719,264
Other liabilities	101,502			113,897			115,034
Shareholders’ equity	910,793			918,950			894,553
Noncontrolling interests	53,363			47,113			43,898
Total liabilities and equity	$8,008,738			$8,111,055			$7,350,413
Less: Fully tax-equivalent adjustments		(108)			(109)			(121)
Net interest income/margin (GAAP-derived)(1)		$59,618	3.17%		$60,067	3.09%		$57,412	3.35%
Fully tax-equivalent adjustments		108			109			121
Net interest income/margin - FTE(1)		$59,726	3.18%		$60,176	3.09%		$57,533	3.35%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2022	2021	2021
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$62,049	$63,981	$62,292
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	77	79	81
(C)	– Tax exempt investment securities	31	30	40
(D)	Interest income – FTE (A+B+C)	62,157	64,090	62,413
(E)	Interest expense (GAAP)	2,431	3,914	4,880
(F)	Net interest income (GAAP) (A-E)	59,618	60,067	57,412
(G)	Net interest income - FTE (D-E)	59,726	60,176	57,533
(H)	Annualization factor	4.056	3.967	4.056
(I)	Total earning assets	$7,620,248	$7,715,838	$6,960,551
	Net interest margin (GAAP-derived) (F*H)/I	3.17%	3.09%	3.35%
	Net interest margin – FTE (G*H)/I	3.18%	3.09%	3.35%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$59,618	$60,067	$57,412
(G)	Net interest income – FTE	59,726	60,176	57,533
(J)	Plus: noninterest income (GAAP)	23,145	23,828	25,869
(K)	Less: gains/losses on investment securities and partnership investments	(444)	(285)	(460)
(L)	Less: depreciation – leased equipment	(3,015)	(3,132)	(3,773)
(M)	Total net revenue (GAAP) (F+J)	82,763	83,895	83,281
(N)	Total net revenue – adjusted (G+J–K–L)	79,412	80,587	79,169
(O)	Noninterest expense (GAAP)	45,336	48,746	44,140
(L)	Less:depreciation – leased equipment	(3,015)	(3,132)	(3,773)
(P)	Noninterest expense – adjusted (O–L)	42,321	45,614	40,367
	Efficiency ratio (GAAP-derived) (O/M)	54.78%	58.10%	53.00%
	Efficiency ratio – adjusted (P/N)	53.29%	56.60%	50.99%

		End of Period
		March 31,	December 31,	March 31,
		2022	2021	2021
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$864,850	$916,255	$891,295
(R)	Less: goodwill and intangible assets	(83,921)	(83,926)	(83,942)
(S)	Total tangible common shareholders’ equity (Q–R)	$780,929	$832,329	$807,353
(T)	Total assets (GAAP)	8,012,463	8,096,289	7,511,931
(R)	Less: goodwill and intangible assets	(83,921)	(83,926)	(83,942)
(U)	Total tangible assets (T–R)	$7,928,542	$8,012,363	$7,427,989
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	10.79%	11.32%	11.87%
	Tangible common equity-to-tangible assets ratio (S/U)	9.85%	10.39%	10.87%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$864,850	$916,255	$891,295
(V)	Actual common shares outstanding	24,732,535	24,739,512	25,268,687
	Book value per common share (GAAP-derived) (Q/V)*1000	$34.97	$37.04	$35.27
	Tangible common book value per share (S/V)*1000	$31.57	$33.64	$31.95

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